CERTIFICATIONS	12.	(b)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of registrant: William Blair Funds

Each of the undersigned, the principal executive officer and principal financial officer of the above named Registrant, hereby certifies to the best of his knowledge and belief that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 29, 2005		/ s / Marco Hanig
	BY:	Marco Hanig, President
(Chief Executive Officer)

Date: August 29, 2005		/ s / Terence M. Sullivan
	BY:	Terence M. Sullivan, Treasurer
(Chief Financial Officer)